Exhibit 99.1

Company Contact:

BioSphere Medical, Inc.

Paul A. Looney

President and CEO

781-681-7920

BIOSPHERE MEDICAL™ REPORTS RESIGNATION OF CHIEF FINANCIAL OFFICER

ROCKLAND, Mass. –May 20, 2004 – BioSphere Medical, Inc. (Nasdaq: BSMD), a medical device company that is pioneering the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations by occluding their blood supply, today reported its chief financial officer, Robert M. Palladino, intends to resign from BioSphere Medical, effective June 27, 2004 to accept a CFO position with an international medical device company.

Commenting on Mr. Palladino’s resignation, Paul A. Looney, BioSphere Medical’s Chairman, CEO and President stated, “In his years at BioSphere Medical, Bob made many contributions. We wish him well in his new position.” Mr. Looney added, “We are commencing a search for a new chief financial officer.”

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying our proprietary microsphere technology to medical applications using embolotherapy techniques. Our core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. Our principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products have already gained wide acceptance in this rapidly emerging procedure as well as in a number of other, new and established medical treatments. Our strategy is two fold. First, we are seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, we are seeking to maintain our current technology leadership by the continuous introduction of new products and product improvements, both through internally developed and externally acquired technologies, that improve and broaden the use of embolotherapy techniques.

BioSphere Medical has received clearance in many countries, including the United States, Canada, Australia and the European Community, which allow the Company to sell its products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements – This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the company’s expectations that it will successfully market and sell its products. The Company uses words such as “plans,” “seeks,” “projects,” “believes,” “may,” “anticipates,” “estimates,” “should’” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company and its distributors to successfully market and sell the Company’s products; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its product candidates; the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of its microsphere products for uterine fibroid embolization, targeted liver embolization and other applications; risks relating to the Company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled “Certain Factors That May Affect Future Operations” in the Company’s Current report on Form 10-K for the year ended December 31, 2003, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.

###